                                                                 Exhibit B(4)(b)


 CONTRACT       AGE        CONTRACT        AGE
  YEARS        ADJUST-      YEARS        ADJUST-
 ELAPSED        MENT       ELAPSED        MENT
----------   ----------   ----------   ----------
    1 to 8            0     33 to 40           -4
   9 to 16           -1     41 to 48           -5
  17 to 24           -2   49 or more           -6
  25 to 32           -3

CURRENT FIXED PAYMENT PLAN RATES

o INSTALLMENT INCOME FOR SPECIFIED PERIOD (OPTION B). The Company may offer fixed payment plan rates higher than those guaranteed in this contract with conditions on withdrawal.

o LIFE INCOME PLANS (OPTION C OR E). Payments will be based on rates declared by the Company that will not be less than the rates guaranteed in this contract. The declared rates will provide at least as much income as would the Company's rates, on the date that the payment plan takes effect, for a single premium immediate annuity contract.

ALTERNATE VARIABLE RATE BASIS. The Company may from time to time publish higher initial rates for variable payment plans under this contract. These higher rates will not be available to increase payments under payment plans already in effect.

When a variable payment plan is effective on an alternate rate basis, the Daily Adjustment Factor described in Section 11.3 will be determined based on the Assumed Investment Rate used in calculating the alternate payment rate.

                               PAYMENT RATE TABLES

                   MONTHLY INCOME PAYMENTS PER $1,000 BENEFITS

                    FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN



INSTALLMENT INCOME PLANS (OPTION B)

        PERIOD                MONTHLY              PERIOD              MONTHLY             PERIOD               MONTHLY
        (YEARS)               PAYMENT              (YEARS)             PAYMENT             (YEARS)              PAYMENT
        -------               -------              -------             -------             -------              -------

       Years 1-4                                      11                $ 9.09                 21               $ 5.56
     Not Available                                    12                  8.46                 22                 5.39
                                                      13                  7.94                 23                 5.24
                                                      14                  7.49                 24                 5.09
           5                   18.12                  15                  7.10                 25                 4.96

           6                   15.35                  16                  6.76                 26                 4.84
           7                   13.38                  17                  6.47                 27                 4.73
           8                   11.90                  18                  6.20                 28                 4.63
           9                   10.75                  19                  5.97                 29                 4.53
          10                    9.83                  20                  5.75                 30                 4.45

                         GUARANTEED FIXED PAYMENT PLANS


INSTALLMENT INCOME PLANS (OPTION B)

        PERIOD                MONTHLY              PERIOD              MONTHLY             PERIOD               MONTHLY
        (YEARS)               PAYMENT              (YEARS)             PAYMENT             (YEARS)              PAYMENT
        -------               -------              -------             -------             -------              -------
           1                  $84.09                  11                $ 8.42                 21               $ 4.85
           2                   42.46                  12                  7.80                 22                 4.67
           3                   28.59                  13                  7.26                 23                 4.51
           4                   21.65                  14                  6.81                 24                 4.36
           5                   17.49                  15                  6.42                 25                 4.22

           6                   14.72                  16                  6.07                 26                 4.10
           7                   12.74                  17                  5.77                 27                 3.98
           8                   11.25                  18                  5.50                 28                 3.87
           9                   10.10                  19                  5.26                 29                 3.77
          10                    9.18                  20                  5.04                 30                 3.68

                               PAYMENT RATE TABLES

                   MONTHLY INCOME PAYMENTS PER $1000 BENEFITS

      GUARANTEED FIXED PAYMENT OR FIRST PAYMENT UNDER VARIABLE PAYMENT PLAN


LIFE INCOME PLAN (OPTION C)


                          SINGLE LIFE MONTHLY PAYMENTS


     MALE                    CHOSEN PERIOD (YEARS)               FEMALE               CHOSEN PERIOD (YEARS)
    ADJUSTED                                                    ADJUSTED
      AGE*             ZERO           10             20           AGE*            ZERO            10             20
    --------        ----------    ----------     ---------      --------        ---------     ---------      ---------
       55             $ 4.41        $ 4.36         $ 4.23          55            $ 4.04         $ 4.02        $ 3.96
       56               4.49          4.44           4.29          56              4.10           4.08          4.01
       57               4.58          4.52           4.35          57              4.17           4.14          4.07
       58               4.67          4.60           4.41          58              4.24           4.21          4.12
       59               4.77          4.69           4.47          59              4.31           4.28          4.18

       60               4.87          4.79           4.54          60              4.39           4.36          4.24
       61               4.98          4.89           4.60          61              4.48           4.44          4.31
       62               5.10          4.99           4.67          62              4.57           4.52          4.37
       63               5.23          5.11           4.74          63              4.66           4.61          4.44
       64               5.36          5.22           4.81          64              4.77           4.71          4.51

       65               5.51          5.35           4.87          65              4.88           4.81          4.58
       66               5.67          5.47           4.94          66              5.00           4.92          4.66
       67               5.84          5.61           5.00          67              5.12           5.03          4.73
       68               6.02          5.75           5.07          68              5.26           5.15          4.80
       69               6.21          5.89           5.13          69              5.41           5.28          4.88

       70               6.41          6.05           5.19          70              5.57           5.42          4.95
       71               6.63          6.20           5.25          71              5.74           5.56          5.02
       72               6.86          6.36           5.30          72              5.93           5.71          5.09
       73               7.11          6.53           5.35          73              6.13           5.87          5.16
       74               7.37          6.70           5.39          74              6.34           6.04          5.23

       75               7.65          6.87           5.44          75              6.58           6.22          5.29
       76               7.96          7.05           5.47          76              6.83           6.40          5.34
       77               8.28          7.23           5.51          77              7.11           6.59          5.39
       78               8.63          7.40           5.54          78              7.40           6.78          5.44
       79               9.01          7.58           5.56          79              7.72           6.98          5.48

       80               9.41          7.76           5.59          80              8.07           7.18          5.52
       81               9.84          7.93           5.61          81              8.45           7.38          5.55
       82              10.30          8.10           5.62          82              8.86           7.58          5.58
       83              10.79          8.27           5.63          83              9.30           7.78          5.60
       84              11.31          8.42           5.64          84              9.78           7.98          5.62

   85 and over         11.87          8.57           5.65      85 and over        10.30           8.16          5.63

LIFE INCOME PLAN (OPTION E)


           JOINT AND SURVIVOR MONTHLY PAYMENTS (with 10 years certain)

       MALE                                                 FEMALE ADJUSTED AGE*
     ADJUSTED
       AGE*                55             60           65            70           75           80           85 and over
     --------           -------        -------      -------       -------      -------      -------         -----------
        55              $ 3.75         $ 3.89       $ 4.02        $ 4.14       $ 4.23       $ 4.29            $ 4.33
        60                3.83           4.02         4.21          4.39         4.54         4.65              4.73
        65                3.90           4.13         4.39          4.65         4.89         5.09              5.22
        70                3.94           4.22         4.54          4.89         5.26         5.58              5.81
        75                3.98           4.28         4.65          5.10         5.59         6.07              6.45
        80                4.00           4.32         4.73          5.24         5.86         6.51              7.07
    85 and over           4.01           4.34         4.77          5.34         6.04         6.84              7.58

* See Section 11.7

The amount of the payment for any other combination of ages will be furnished by the Company on request. The maximum initial monthly income per $1,000 will be $7.58.

Monthly payment rates are based on an Assumed Investment Rate of 3 1/2% and the 1983 Table A with Projection Scale G.